EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     On October 29, 2007, T-3 Energy Services, Inc. (the “Company or T-3”) entered into a Stock Purchase Agreement to acquire all of the outstanding stock of Energy Equipment Corporation (“EEC”) on a debt-free basis for $66,833,200 along with the reimbursement of certain capital expenditures of up to $4,000,000.
     The following unaudited pro forma condensed combined financial information and explanatory notes are presented to illustrate the estimated effects the transaction would have had on the Company’s historical financial position and its results of operations.
     The acquisition will be accounted for under the purchase method of accounting as prescribed in Statement of Financial Accounting Standard No. 141, “Business Combinations”. The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition had occurred as of June 30, 2007. The unaudited pro forma condensed combined statements of operations were prepared as if the acquisition had occurred as of January 1, 2006. The historical financial information has been adjusted to give effect to pro forma items that are: (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated results. Certain unaudited pro forma adjustments have been made to conform EEC’s financial statements to T-3’s historical financial statement presentation.
     The unaudited pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The unaudited pro forma adjustments to reflect the allocation of the purchase price are based upon the preliminary information currently available, which may be revised, as additional information becomes available, such as fixed asset and other intangibles valuations from a third party consultant. The notes to the unaudited pro forma condensed consolidated financial statements provide a more detailed discussion of how such adjustments were derived and presented in the unaudited pro forma condensed consolidated financial statements.
     Such financial statements have been compiled from historical financial statements and other information, but do not purport to represent what the Company’s financial position or results of operations actually would have been had the transaction occurred on the dates indicated, or to project the Company’s financial performance for any future periods. You should not rely on the pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that T-3 will experience. The unaudited pro forma condensed consolidated financial statements and related notes thereto should be read in conjunction with the Company’s historical consolidated financial statements as previously filed on the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007, and the historical financial statements of Energy Equipment Corporation included in this Form 8-K/A.

T-3 ENERGY SERVICES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2007
(in thousands, except for share amounts)

	T-3	EEC	Pro Forma		T-3
	Historical	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$31,835	$767	$(31,835	)(a)	$767
Accounts receivable – trade, net	30,931	11,567	—		42,498
Inventories	36,660	11,965	—		48,625
Prepaids and other current assets	8,741	358	475	(f)	9,574

Total current assets	108,167	24,657	(31,360)		101,464

Property and equipment, net	25,155	5,488	1,481	(e)	32,124
Goodwill, net	71,240	809	46,211	(a) (c)	118,260
Other intangible assets, net	2,371	—	—		2,371
Other assets	1,232	1,526	(508	) (e) (g)	2,250

Total assets	$208,165	$32,480	$15,824		$256,469

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$17,033	$5,931	$—		$22,964
Accrued expenses and other	16,422	1,687	—		18,109
Current maturities of long-term debt	—	4,121	(4,121	) (b)	—

Total current liabilities	33,455	11,739	(4,121)		41,073

Long-term debt, less current maturities	—	4,638	36,048	(a) (b) (g)	40,686
Other long-term liabilities	5,010	—	—		5,010

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—	—		—
Common stock, $.001 par value, 50,000,000 shares authorized, 12,157,645 issued and outstanding at June 30, 2007	12	—	—		12
Warrants, 13,919 issued and outstanding at June 30, 2007	27	—	—		27
Additional paid-in capital	156,104	644	(644	) (d)	156,104
Retained earnings	11,526	15,459	(15,459	) (d)	11,526
Accumulated other comprehensive income	2,031	—	—		2,031

Total stockholders’ equity	169,700	16,103	(16,103)		169,700

Total liabilities and stockholders’ equity	$208,165	$32,480	$15,824		$256,469

T-3 ENERGY SERVICES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(in thousands, except per share amounts)

	T-3	EEC	Pro Forma		T-3
	Historical	Historical	Adjustments		Pro Forma
Revenues:
Products	$121,294	$39,190	$(235	)(h)(i)	$160,249
Services	41,851	—	400	(i)	42,251

	163,145	39,190	165		202,500

Cost of revenues:
Products	79,285	29,569	(135	) (h) (i)	108,719
Services	23,734	—	300	(i)	24,034

	103,019	29,569	165		132,753

Gross profit	60,126	9,621	—		69,747

Operating expenses	31,372	4,387	(128	) (j)	35,631

Income from operations	28,754	5,234	128		34,116

Net interest expense and other	182	271	2,839	(j) (k)	3,292

Income from continuing operations before provision for income taxes	28,572	4,963	(2,711)		30,824

Provision for income taxes	10,157	—	788	(l)	10,945

Income from continuing operations	$18,415	$4,963	$(3,499)		$19,879

Continuing operations basic earnings per common share	$1.74				$1.87

Continuing operations diluted earnings per common share	$1.68				$1.82

Weighted average common shares outstanding:
Basic	10,613				10,613

Diluted	10,934				10,934

T-3 ENERGY SERVICES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2007
(in thousands, except per share amounts)

	T-3	EEC	Pro Forma		T-3
	Historical	Historical	Adjustments		Pro Forma
Revenues:
Products	$78,840	$33,443	$(192	)(m)(n)	$112,091
Services	20,993	—	300	(n)	21,293

	99,833	33,443	108		133,384

Cost of revenues:
Products	49,839	24,480	(117	) (m) (n)	74,202
Services	12,755	—	225	(n)	12,980

	62,594	24,480	108		87,182

Gross profit	37,239	8,963	—		46,202

Operating expenses	20,441	2,497	(3	) (o)	22,935

Income from operations	16,798	6,466	3		23,267

Net interest expense and other	(504)	276	982	(o) (p)	754

Income from continuing operations before provision for income taxes	17,302	6,190	(979)		22,513

Provision for income taxes	6,490	—	1,824	(q)	8,314

Income from continuing operations	$10,812	$6,190	$(2,803)		$14,199

Continuing operations basic earnings per common share	$.96				$1.26

Continuing operations diluted earnings per common share	$.94				$1.23

Weighted average common shares outstanding:
Basic	11,235				11,235

Diluted	11,558				11,558

T-3 ENERGY SERVICES, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)
GENERAL
The historical consolidated balance sheets and statements of operations of T-3 Energy Services, Inc. and Subsidiaries (the “Company” or “T-3”) and Energy Equipment Corporation (“EEC”) have been prepared in accordance with U.S. generally accepted accounting principles.
PRO FORMA ADJUSTMENTS
The following notes set forth the assumptions used in preparing the unaudited pro forma financial statements. The pro forma adjustments are based on estimates made by the Company using information currently available. The pro forma adjustments to reflect the allocation of the purchase price to fixed assets and other intangibles do not include an adjustment to record the fair value of these assets since the valuations from a third party consultant are not yet available. Thus, the pro forma adjustments also do not include the related depreciation and amortization expense for the fair value adjustment of fixed assets and other intangibles.
The adjustments to the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2007 are described below:
(a)	The following is a preliminary estimate of the purchase price for EEC and purchase price allocation as of June 30, 2007. The purchase price payment of $71,548 has been reflected by using T-3 cash on hand of $31,835 and borrowings of $39,713 under T-3’s amended and restated senior credit facility to satisfy the remaining cash purchase price obligation.

Cash
Purchase price	$66,833
Capital expenditures reimbursement	4,000
Working capital adjustment	(240)
Transaction related costs (legal and accounting fees)	955

Total purchase price	$71,548

Purchase Price Allocation
EEC current assets	$24,657
EEC property and equipment	6,969
EEC other long-term assets	854
EEC current liabilities	(7,618)
Deferred income taxes	475
Goodwill	46,211

$71,548
For purposes of this pro forma analysis, the above purchase price has been allocated based on a preliminary assessment of the fair value of the assets and liabilities of EEC at June 30, 2007. The preliminary assessment of fair value resulted in approximately $46,211 of goodwill, which will be subject to periodic impairment testing instead of amortization, in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”. An independent third party consulting firm has been engaged to assist us in finalizing the allocation of purchase price to property and equipment and other intangible assets.

(b)	To eliminate EEC’s current maturities of long-term debt of $4,121 and long-term debt of $4,638 due to the EEC debt being paid off concurrent with the closing of the acquisition.

(c)	To record the excess purchase price over the fair value of the net assets acquired.

(d)	To eliminate EEC’s historical equity accounts.

(e)	To reclassify EEC’s construction in progress balance from other long-term assets to property and equipment, net to conform to T-3’s historical financial statement presentation.

(f)	To reflect the deferred tax assets associated with the preliminary purchase price allocation.

(g)	To reflect deferred loan costs of $973 incurred in connection with T-3’s amended and restated senior credit facility.
The adjustments to the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 are described below:
(h)	To reflect the gross-up of EEC revenues and cost of revenues associated with shipping and handling costs in the amount of $165 to conform to T-3’s historical financial statement presentation.

(i)	To break out EEC service revenues and cost of revenues of $400 and $300, respectively, to conform to T-3’s historical financial statement presentation.

(j)	To reclassify EEC’s gain on sale of fixed assets of $128 from other (income) expense, net to operating expenses to conform to T-3’s historical financial statement presentation.

(k)	To reflect interest expense of $3,181 related to the utilization of T-3’s amended and restated senior credit facility to satisfy $39,713 of the cash purchase price obligation at an estimated annual interest rate of 8.01% for the year ended December 31, 2006 (based upon an average one month LIBOR plus 125 basis points). A 1/8% increase in the average one month LIBOR rate would increase pre-tax interest expense by approximately $50 for the year ended December 31, 2006. Also, we have reflected the removal of EEC’s interest expense of $470 due to the EEC debt being paid off concurrent with the closing of the acquisition.

(l)	To reflect the statutory federal income tax impact of EEC no longer being a S Corporation for tax reporting purposes and the pro forma adjustments to T-3’s pre-tax income with an applied rate of 35%.
The adjustments to the accompanying unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 are described below:
(m)	To reflect the gross-up of EEC revenues and cost of revenues associated with shipping and handling costs in the amount of $108 to conform to T-3’s historical financial statement presentation.

(n)	To break out EEC service revenues and cost of revenues of $300 and $225, respectively, to conform to T-3’s historical financial statement presentation.

(o)	To reclassify EEC’s gain on sale of fixed assets of $3 from other (income) expense, net to operating expenses to conform to T-3’s historical financial statement presentation.

(p)	To reflect interest expense of $1,305 related to the utilization of T-3’s amended and restated senior credit facility to satisfy $39,713 of the cash purchase price obligation at an estimated interest rate of 6.57% for the six months ended June 30, 2007 (based upon an average one month LIBOR plus 125 basis points). A 1/8% increase in the average one month LIBOR rate would increase pre-tax interest expense by approximately $25 for the six months ended June 30, 2007. Also, we have reflected the removal of EEC’s interest expense of $326 due to the EEC debt being paid off concurrent with the closing of the acquisition.
(q)	To reflect the statutory federal income tax impact of EEC no longer being a S Corporation for tax reporting purposes and the pro forma adjustments to T-3’s pre-tax income with an applied rate of 35%.